UNITED STATES

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SCHEDULE 14A

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CVR Energy, Inc.
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On April 3, 2012, CVR Energy, Inc. issued the following press release relating to the tender offer by Carl C. Icahn and certain of his affiliates.

CVR ENERGY ISSUES STATEMENT REGARDING TENDER OFFER RESULTS

SUGAR LAND, Texas (April 3, 2012) – CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of CVR Partners, LP (NYSE:UAN), a nitrogen fertilizer producer, today issued the following statement regarding the results of the unsolicited tender offer for $30.00 per share in cash plus a contingent cash payment right (CCP) by entities controlled by Carl Icahn.

“Mr. Icahn acknowledges that he cannot at this time purchase any shares tendered in his offer, and such shares can be withdrawn at any time. The real choice for stockholders will be at our annual meeting where they will decide whether to elect Mr. Icahn’s hand-picked nominees in place of our qualified and experienced Board of Directors with their track record of delivering value.”

Forward Looking Statements

This news release may contain forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan. and Wynnewood, Okla. with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving Kansas, Oklahoma, western Missouri, southwestern Nebraska and Texas. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer (as amended) commenced by IEP Energy LLC and Icahn Enterprises Holdings L.P., as well as other entities affiliated with Carl C. Icahn described in this news release, CVR Energy, Inc. (“CVR Energy”), filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ CVR ENERGY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS AMENDED) BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (as amended), as well as any other documents filed by CVR Energy, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, CVR Energy will file a definitive proxy statement with the SEC for the 2012 annual meeting of stockholders. The definitive proxy statement will be mailed to stockholders of CVR Energy. CVR ENERGY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by CVR Energy through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website at www.cvrenergy.com.

Certain Information Regarding Participants

CVR Energy, its directors and certain of its executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of CVR Energy’s directors and executive officers in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 20, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any definitive proxy statement and other relevant materials to be filed with the SEC if and when they become available.

For further information, please contact:

Investor Relations:	Media Relations:
Ed Morgan CVR Energy, Inc. 281-207-3388 Or Jay Finks CVR Energy, Inc. 281-207-3588 InvestorRelations@CVREnergy.com	Steve Eames CVR Energy, Inc. 281-207-3550 MediaRelations@CVREnergy.com Or Tom Johnson or Chuck Burgess Abernathy MacGregor Group 212-371-5999

On April 3, 2012, the following letter was sent to all employees of CVR Energy, Inc. in connection with the tender offer by Carl C. Icahn and certain of his affiliates.

CVR Energy’s Management Continues to Execute on Strategy

You may have seen news today regarding CVR Energy and one of our largest stockholders, Carl C. Icahn. We want to make sure you have the information you need to understand today’s news.

As you may know, Mr. Icahn has been attempting to replace certain members of our Board of Directors and acquire the company. Our Board has carefully reviewed Mr. Icahn’s current takeover offer and has determined the price he is offering is inadequate and not in the best interests of the company or its stockholders. Earlier today, Mr. Icahn announced that a majority percentage of the company’s shares had “tendered” in support of Mr. Icahn’s current offer of $30 per share, plus possible future value. While we are disappointed in the result, this tender offer process has absolutely no impact on CVR Energy’s immediate future and Mr. Icahn is presently unable to buy any of these shares tendered. This simply means that he will continue to seek seats on our Board of Directors at our 2012 Annual Meeting.

It is important to note that this activity also has no impact on our day-to-day operations at CVR Energy, and nothing about your job changes as a result of this process. All of us here have worked hard to deliver results, and we will continue to pursue our successful strategy. We are confident that our shareholders will continue to support the management and our Board at our 2012 Annual Meeting.

As always, should you receive a question from a member of the media or an investor regarding this process, please forward the calls to Steve Eames, vice president of corporate affairs, at (281) 207-3550. Please direct any calls from outside vendors or customers to your direct supervisor.

We appreciate your continued hard work and support and will continue to keep you updated. Thank you.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer (as amended) commenced by IEP Energy LLC and Icahn Enterprises Holdings L.P., as well as other entities affiliated with Carl C. Icahn described in this news release, CVR Energy, Inc. (“CVR Energy”), filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ CVR ENERGY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS AMENDED) BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders

may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (as amended), as well as any other documents filed by CVR Energy, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, CVR Energy will file a definitive proxy statement with the SEC for the 2012 annual meeting of stockholders. The definitive proxy statement will be mailed to stockholders of CVR Energy. CVR ENERGY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by CVR Energy through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website at www.cvrenergy.com.

Certain Information Regarding Participants

CVR Energy, its directors and certain of its executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of CVR Energy’s directors and executive officers in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 20, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any definitive proxy statement and other relevant materials to be filed with the SEC if and when they become available.